Exhibit 99.4

CONSENT OF JOSEPH S. BRACEWELL

In accordance with Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents (i) to being named as a person about to become a director of Sandy Spring Bancorp, Inc. (“Sandy Spring”) in the Joint Proxy Statement/Prospectus of Sandy Spring and WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) included in the Registration Statement on Form S-4 of Sandy Spring, and any amendment or supplement thereto (the “Registration Statement”), filed pursuant to the Securities Act in connection with the Agreement and Plan of Merger, dated as of May 15, 2017, by and among Sandy Spring, Touchdown Acquisition, Inc. (“Merger Sub”) and WashingtonFirst, pursuant to which Merger Sub will merge with and into WashingtonFirst, with WashingtonFirst as the surviving entity, and immediately thereafter, WashingtonFirst will merge with and into Sandy Spring, with Sandy Spring as the surviving entity, and (ii) to the filing of this consent as an exhibit to the Registration Statement.

Joseph S. Bracewell
July 19, 2017